Exhibit 23(b)




                         Consent of Independent Auditors

The Board of Directors
Nutrition 21, Inc.:

     We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                                 /s/ KPMG  LLP


Stamford, Connecticut
March 8, 2001